UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 22, 2024

Date of Report (Date of Earliest Event Reported)

The Chemours Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36794	46-4845564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1007 Market Street

Wilmington, Delaware 19801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 773-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock ($0.01 par value)	CC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of The Chemours Company (the “Company”) has named Denise Dignam, formerly Interim Chief Executive Officer, as President and Chief Executive Officer and as a member of the Board, effective as of March 22, 2024. Ms. Dignam succeeds Mark Newman, who resigned from his officer and director positions with the Company, also effective as of March 22, 2024. Prior to the appointment of Ms. Dignam as President and Chief Executive Officer, she had served as Interim Chief Executive Officer since February 2024, and prior to that held the positions of President, Titanium Technologies (TT) segment from April 2023 to February 2024, President, Advanced Performance Materials (APM) segment from February 2021 to April 2023, and Vice President of Global Operations, Fluoroproducts from December 2019 to February 2021. Ms. Dignam joined the Company in 2015.

In connection with Ms. Dignam’s appointment as President and Chief Executive Officer, her total target direct compensation was changed to reflect her new positions and consists of an annual base salary of $975,000 (retroactive to her appointment as Interim Chief Executive Officer), a target annual bonus opportunity of 120% of her annual base salary and a target long-term incentive award opportunity of $4,355,000.

The Company has entered into a separation and release agreement (the “Separation Agreement”), dated as of March 22, 2024, with Mr. Newman in connection with his resignation from the Company and the Board of Directors. The Separation Agreement provides that, subject to Mr. Newman providing an effective release of claims against the Company and his compliance with the restrictive covenants applicable to him and the obligations under the Separation Agreement, for purposes of Mr. Newman’s stock options to acquire Company common stock that were vested prior to his resignation, his resignation will be treated as a retirement, which would provide him with a longer period to exercise his vested stock options than if he were not retirement eligible. Mr. Newman is not entitled to any severance, equity award vesting or other compensation in connection with his resignation, other than any rights he has to vested benefits under the terms of the Company’s employee benefit plans.

The foregoing description of the terms and conditions of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

A copy of the press release issued by the Company on March 22, 2024, announcing the appointment of Ms. Dignam as President and Chief Executive Officer is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Separation and Release Agreement, dated as of March 22, 2024, by and between The Chemours Company and Mark E. Newman

99.1	Press Release, dated March 22, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEMOURS COMPANY

Date: March 25, 2024	By:	/s/ Matthew S. Abbott
	Name:	Matthew S. Abbott
	Title:	Interim Chief Financial Officer